Exhibit 99.1

FOR IMMEDIATE RELEASE: Sept. 10, 2008

PENN TRAFFIC TO FURTHER INCREASE FOCUS ON ITS CUSTOMERS AND STORES BY EXPANDING PROCUREMENT AGREEMENT WITH C&S WHOLESALE GROCERS

— Penn Traffic and its associates will continue to handle warehousing, transportation and distribution to its stores, as well as category management —

SYRACUSE, N.Y. — The Penn Traffic Company (“Pink Sheets”: PTFC) signed a new procurement contract with C&S Wholesale Grocers, Inc., building on the services the nation’s second largest food wholesaler already provides the Syracuse-based operator and supplier of more than 210 Northeastern U.S. supermarkets.

C&S has provided procurement services for produce to Penn Traffic since March 2008.  The new eight-year C&S contract expands those procurement services to grocery, bakery, candy, spices, store supplies, deli, seafood, dairy, floral, frozen (mainline), frozen bakery, ice cream, fresh and frozen meat, frozen seafood, ice, and certain other merchandise, beginning in October 2008.  The agreement is designed to enable Penn Traffic to focus even greater resources on its customers and stores.  In addition, Keene, N.H.-based C&S has provided distribution and warehousing services for general merchandise and health and beauty products to Penn Traffic since March 2007.

“We believe that this move will free up cash that would otherwise be tied up in inventory and trade receivables, improving our ability to reinvest in our stores and enhancing the service and value the company delivers to all customers,” Penn Traffic President and Chief Executive Officer Gregory J. Young said.  “C&S’s expanded services will not change the way Penn Traffic and our associates select, merchandise, inspect, warehouse and deliver product on our trucks to retail stores and wholesale customers.”

Out-bound logistics and distribution from Penn Traffic’s warehouses to its retail stores and wholesale customers will continue to be handled by the company and its associates.  Penn Traffic’s warehouse positions, drivers and other transportation positions, category managers and other merchandising functions will not be impacted by the new contract.

Approximately a dozen corporate positions will be eliminated as a result of the new agreement.  Penn Traffic currently employs more than 7,100 associates.

“Our associates and their families, our customers and our shareholders count on us to make the tough decisions to ensure the long-term success and financial health of this company,” Young said.  “Some of the essential measures we’ve taken to stabilize the company, such as this new procurement agreement, have unfortunately required the decision to eliminate positions.  We’ll work closely with affected associates to make the transition as smooth as possible.”

C&S, a well-established procurement partner, is familiar with Penn Traffic’s vendors and has considerable purchasing power that Penn Traffic expects to benefit retail stores and wholesale customers.  Penn Traffic anticipates that the new procurement agreement will significantly improve availability in the weeks ahead and expects a $17 million to $22 million improvement in availability by the end of this fiscal year.

Penn Traffic expects this agreement with C&S to provide additional financial benefits, including improved profitability given C&S’s purchasing power, and improved cash flow through better working capital management, in particular inventory and trade receivables management.

“This new procurement agreement is right in line with our strategy for rebuilding Penn Traffic, restoring profitability and positioning the company for long-term success, which we began implementing last year,” Young added.  “We plan to continue executing our strategy, which includes focusing on our highest-potential and most-profitable stores, lowering expenses and optimizing our wholesale business.”

Rick Cohen, Chairman and CEO of C&S, added:  “We are very pleased to be extending our relationship with Penn Traffic and to be able to provide our procurement expertise across the whole spectrum of Penn Traffic’s merchandise offering.  This new contract is further validation of the value that C&S can provide as a wholesaler to large chain customers, allowing them to focus and strengthen their retail operations.  The whole C&S organization is grateful for the opportunity to deepen its partnership with Penn Traffic.”

The new agreement has an effective date of October 12, 2008, and is subject to customary closing conditions.

About Penn Traffic

The Penn Traffic Company, headquartered in Syracuse, N.Y., operates or supplies more than 210 supermarkets in Upstate New York, Pennsylvania, Vermont and New Hampshire. Penn Traffic’s retail food business includes corporate-owned stores with the P&C, Quality and BiLo banners, and its wholesale food distribution business supplies independently operated supermarkets and other wholesale accounts. More information on the company may be found at www.penntraffic.com.

About C&S Wholesale Grocers

C&S Wholesale Grocers, Inc. is a privately owned company with annual sales of $19 billion. The company is the 10th largest privately held company in the nation, as ranked by Forbes magazine. Founded in 1918, C&S provides distribution services to grocery chains and independent stores, delivering to more than 5,000 locations from its distribution centers in Vermont, Massachusetts, Connecticut, New York, New Jersey, Maryland, Pennsylvania, South Carolina, Alabama, California and Hawaii.

Forward Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as “believe,” “anticipate,” “estimate,” “expect,” “could,” and other similar expressions are to be considered such forward-looking statements.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company, including the previously announced Securities and Exchange Commission and U.S. Attorney’s Office investigations. The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Investors and business/financial media contact Jeffrey Schoenborn of Travers, Collins & Company Investor Relations, 716.842.2222, jschoenborn@traverscollins.com.

Trade and local media contact Chuck Beeler of Eric Mower and Associates, 315.374.4759, cbeeler@mower.com.